                                                                    EXHIBIT 99.2

                             [ASSURANCE AMERICA LOGO]
                                   Corporation





26 May 2005

Dear Shareholders (and friends of AssuranceAmerica),

We are able to report another excellent month with continuing year-over-year growth in both the MGA/Carrier and Retail Agencies divisions of our Company! Current year financial data includes agency acquisitions that may not be included in prior year data. We are pleased to present some highlights from our April financials.

                                                                  April 2005
                                            -------------------------------------------------------
                                                                  (Unaudited)
                                                Current Month                  Year-to-date
                                            -----------------------      --------------------------
                                             2005     2004   Change        2005    2004      Change
                                             ----     ----   ------        ----    ----      ------
                                              (in $1,000)      %           (in $1,000)           %
-  MGA /Carrier Gross Premiums Written      $3,205  $2,958      8%       $13,969  $11,462      22%
-  Retail Agencies Gross Premium Produced    5,449   4,063     34%        22,425   18,000      25%
-  Retail Agencies Group Revenues              786     532     48%         3,211    2,475      30%
-  Company Revenues                          2,627   2,077     27%        10,437    8,104      29%
-  Company Pre-Tax Income                      213       9   2180%           951      183     419%

To follow your stock and to stay up to date on our press releases, go to www.finance.yahoo.com, symbol ASAM.OB). Thank you for your continued interest and confidence in AssuranceAmerica Corporation.


Sincerely,

/s/                                     /s/


----------------------------            -------------------------------------
Guy W. Millner                          Lawrence (Bud) Stumbaugh
Chairman                                President and Chief Executive Officer